Exhibit 99.1

Date: 10/06/2010	510 Burrard St, 3rd Floor Vancouver BC, V6C 3B9 www.computershare.com
To: All Canadian Securities Regulatory Authorities
Subject: BI-OPTIC VENTURES INC.

Dear Sirs: We advise of the following with respect to the upcoming Meeting of Security Holders for the subject Issuer:

Meeting Type :	Annual General Meeting
Record Date for Notice of Meeting :	15/07/2010
Record Date for Voting (if applicable) :	15/07/2010
Beneficial Ownership Determination Date :	15/07/2010
Meeting Date :	26/08/2010
Meeting Location (if available) :	1750-1185 West Georgia Street Vancouver, BC V6E 4E6

Voting Security Details:
Description CUSIP Number ISIN COMMON SHARES 088618103 CA0886181035
Sincerely, Computershare Trust Company of Canada / Computershare Investor Services Inc. Agent for BI-OPTIC VENTURES INC.